UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2015

BBX Capital Corporation

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 East Las Olas Blvd Suite 800 Ft. Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 954-940-4900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01	Other Events.

On September 24, 2015, BBX Capital Corporation (the "Company") and BFC Financial Corporation ("BFC"), the Company's controlling shareholder, issued a joint press release in response to the order entered in the case captioned Securities and Exchange Commission v. BankAtlantic Bancorp, Inc. and Alan B. Levan.  Pursuant to the order, the court denied the Securities and Exchange Commission's request for a permanent bar from Mr. Levan serving as an officer or director of any public company, but instead ordered Mr. Levan barred from serving as an officer or director of any public company for a period of two years commencing 90 days after the order is executed. The court also imposed monetary penalties against the Company in the amount of $4,550,000 and monetary penalties against Mr. Levan in the amount of $1,300,000. As a result of the court's decision, Mr. Levan will, unless the order is stayed by the appellate court, resign as Chairman and Chief Executive Officer of the Company, as Chairman, Chief Executive Officer and President of BFC, and as a director of the Company and BFC upon the commencement of the bar. Mr. Levan has been the Chairman and Chief Executive Officer of the Company since 1994 and the Chairman, Chief Executive Officer and President of BFC since 1978. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated September 24, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2015

BBX Capital Corporation

By:	/s/ Raymond S. Lopez
Raymond S. Lopez
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Press Release dated September 24, 2015